UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

AMERICAN NATIONAL BANKSHARES INC.

(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street

Danville, Virginia 24541

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (434) 792-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2019, American National Bankshares Inc. (“American National”) completed its acquisition of HomeTown Bankshares Corporation (“HomeTown”). The merger of HomeTown with and into American National (the “Merger”) was effected pursuant to the terms and conditions of the Agreement and Plan of Reorganization, dated as of October 1, 2018, between American National and HomeTown, and a related Plan of Merger (together, the “Merger Agreement”). Immediately after the Merger, HomeTown Bank, HomeTown’s wholly-owned bank subsidiary, merged with and into American National Bank and Trust Company (“American National Bank”), American National’s wholly-owned bank subsidiary.

Pursuant to the Merger Agreement, holders of shares of HomeTown common stock received 0.4150 shares of American National common stock for each share of HomeTown common stock held immediately prior to the effective date of the Merger, plus cash in lieu of fractional shares. Each outstanding HomeTown stock option granted under a HomeTown stock plan, whether vested or unvested as of the date of the Merger, was converted into an option to purchase shares of American National common stock adjusted based on the 0.4150 exchange ratio. Each restricted stock award granted under a HomeTown stock plan that was unvested and outstanding was converted into restricted stock of American National adjusted based on the 0.4150 exchange ratio. Each share of common stock of American National outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

This description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this report. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Merger Agreement and effective as of the date of the Merger, American National assumed the due and punctual payment of the principal of, and any premium and interest on, HomeTown’s $7,500,000 of outstanding 6.75% Fixed to Floating Rate Subordinated Notes due 2025 (the “Notes”). The Notes have a maturity date of December 30, 2025 and have an annual fixed interest rate of 6.75% until December 30, 2020. Thereafter, the Notes will have a floating interest rate equal to LIBOR plus 5.15%. Interest will be paid semi-annually, in arrears, on June 30 and December 30 of each year during the fixed interest rate period and quarterly, in arrears, on March 30, June 30, September 30 and December 30 of each year during the floating interest rate period.

American National may redeem the Notes, in whole or in part, on or after December 30, 2020. American National may redeem the Notes, in whole or in part, prior to December 30, 2020 only if (1) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 capital for regulatory capital purposes; (2) a change or prospective change in law occurs that prevents American National from deducting the interest payable on the Notes for U.S.

federal income tax purposes; or (3) American National becomes required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. The redemption price is 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. There is no sinking fund for the benefit of the Notes, and they are not convertible or exchangeable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement and effective as of the date of the Merger, Nancy H. Agee, a former member of the HomeTown and HomeTown Bank boards of directors, and Kenneth S. Bowling, a former member of the HomeTown Bank board of directors, were appointed to the boards of directors of American National and American National Bank. Ms. Agee and Mr. Bowling will serve until the 2019 annual meeting of shareholders of American National, at which time they will stand for election to serve in one of the board’s three classes of directors. As of the date of this report, Ms. Agee and Mr. Bowling have not been appointed to any committee of American National’s board of directors.

Ms. Agee and Mr. Bowling will be compensated at the same rate as other members of the boards of directors of American National and American National Bank. Non-employee members of the boards of directors of American National and American National Bank currently receive a quarterly retainer in the form of shares of restricted stock with a market value of $7,500. The attendance fee for each meeting of a committee of American National’s board or meeting of American National Bank’s board is, at the election of each non-employee director, either $725 in cash or restricted stock with a market value of $900.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement and effective as of the date of the Merger, American National amended its Bylaws to increase the number of directors on its board from 14 to 16 directors. A copy of the Bylaws of American National, as amended, is attached as Exhibit 3.2 to this report and is incorporated herein by reference.

See Item 5.02 of this report for information on the directors appointed to American National’s board of directors.

Item 9.01.	Financial Statements and Exhibits.

(a)     Financial statements of the businesses acquired.

The financial statements required by this item will be filed by amendment to this report no later than 71 days after the date on which this report is required to be filed.

(b)    Pro forma financial information.

The financial statements required by this item will be filed by amendment to this report no later than 71 days after the date on which this report is required to be filed.

(d)    Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of October 1, 2018, between American National Bankshares Inc. and HomeTown Bankshares Corporation (incorporated by reference to Exhibit 2.1 to American National Bankshares Inc.’s Current Report on Form 8-K filed on October 5, 2018).

3.2	Bylaws of American National Bankshares Inc., as amended.

99.1	Press release, dated April 1, 2019, announcing the completion of the Merger.

The transaction documents governing the Notes have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended. American National agrees to furnish a copy of such transaction documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American National Bankshares Inc.
(Registrant)

Date: April 4, 2019	By:	/s/ William W. Traynham, Jr.
William W. Traynham, Jr.
Executive Vice President and Chief Financial Officer

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